Cohen Fund Audit Services, Ltd. 800 Westpoint Pkwy., Suite 1100 Westlake, OH 44145-1524 www.cohenfund.com	440.835.8500 440.835.1093 fax

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our reports incorporated by reference herein dated February 15, 2008 and February 29, 2008 on the financial statements of the Timothy Plan (comprising Timothy Plan Small Cap Value Fund, Timothy Plan Large/Mid Cap Value Fund, Timothy Plan Aggressive Growth Fund, Timothy Plan Large/Mid Cap Growth Fund, Timothy Plan Strategic Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Money Market Fund, Timothy Plan Fixed Income Fund, Timothy Plan International Fund, Timothy Plan High Yield Fund, Timothy Plan Conservative Growth Portfolio Variable Series, and Timothy Plan Strategic Growth Portfolio Variable Series) as of December 31, 2007 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statements of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Timothy Plan (SEC File No. 811-08228 and 033-73248).

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 21, 2008

Registered with the Public Company Accounting Oversight Board